Exhibit 99.1

NetApp Reports Second Quarter Fiscal Year 2019 Results

Strengthens Data Fabric Strategy with Substantial Innovation Across the Entire Portfolio

•	Net revenues of $1.52 billion grew 7% year-over-year
•	Product revenue of $913 million grew 11% year-over-year
•	All-flash array annualized net revenue run rate of $2.2 billion increased 29% year-over-year
•	$663 million returned to shareholders in share repurchases and cash dividends

Sunnyvale, Calif.—November 14, 2018—NetApp (NASDAQ: NTAP) today reported financial results for the second quarter of fiscal year 2019, which ended October 26, 2018.

“Through focus and disciplined execution, NetApp again delivered strong results in the second quarter. We introduced a tremendous amount of innovation across our portfolio that helps us drive share gains, expand our available market, and set the industry agenda,” said George Kurian, chief executive officer. “Our consistent and strong performance reflects the clear differentiation of our technology and the strength of our business model, as well as our customers' growing commitment to NetApp and value of our Data Fabric strategy.”

Second Quarter Fiscal Year 2019 Financial Results

•	Net Revenues: $1.52 billion, increased 7% year-over-year from $1.42 billion* in the second quarter of fiscal 2018
•

Net Income: GAAP net income of $241 million, compared to GAAP net income of $174 million* in the second quarter of fiscal 2018; non-GAAP net income[1] of $280 million, compared to non-GAAP net income of $221 million* in the second quarter of fiscal 2018

•

Earnings per Share: GAAP earnings per share[2] of $0.91 compared to GAAP earnings per share of $0.63* in the second quarter of fiscal 2018; non-GAAP earnings per share of $1.06, compared to non-GAAP earnings per share of $0.80* in the second quarter of fiscal 2018

•	Cash, Cash Equivalents and Investments: $4.3 billion at the end of the second quarter of fiscal 2019

•	Cash from Operations: $165 million, compared to $314 million in the second quarter of fiscal 2018
•	Share Repurchase and Dividend: Returned $663 million to shareholders through share repurchases and cash dividends

* In the first quarter of fiscal 2019, NetApp adopted Revenue from Contracts with Customers (ASC 606) using the full retrospective method of adoption. Accordingly, NetApp’s condensed consolidated balance sheet as of April 27, 2018, condensed consolidated statements of operations and cash flows for all fiscal 2018 periods presented, and all related financial statement metrics included herein, have been restated to conform to the new rules.

Third Quarter Fiscal Year 2019 Financial Outlook

The Company provided the following financial guidance for the third quarter of fiscal year 2019:

•Net revenues are expected to be in the range of:	$1.550 billion to $1.650 billion
	GAAP	Non-GAAP
•Earnings per share is expected to be in the range of:	$0.96-$1.02	$1.12-$1.18

Dividend

Next cash dividend of $0.40 per share to be paid on January 23, 2019, to shareholders of record as of the close of business on January 4, 2019.

Second Quarter Fiscal Year 2019 Business Highlights

New Products and Solutions Help Data-Driven Organizations Thrive

-

NetApp announced new solutions to enable customers to deliver data-driven business outcomes for applications across hybrid cloud and multicloud environments, including NetApp™ Cloud Insights, Azure NetApp Files, Cloud Volumes Service, Cloud Volumes ONTAP™, NetApp HCI, SaaS Backup for Microsoft Office 365, and NetApp Data availability Services.

-

NetApp announced expanded availability and features for NetApp Cloud Volumes for Google Cloud Platform (GCP) to help customers deploy workloads such as video rendering, databases, high-performance computing, and continuous integration on GCP.

-

NetApp announced ONTAP 9.5, MAX Data, StorageGRID™ SG6060, NetApp Solution Support for FlexPod™, and Flash Performance Guarantee. These new data services and solutions further extend the NetApp Data Fabric across edge, core, and cloud, enabling organizations to fully realize the promise of artificial intelligence.

-

NetApp introduced NetApp ONTAP AI proven architecture, powered by NVIDIA DGX supercomputers and NetApp AFF A800 cloud-connected all-flash storage, to simplify, accelerate, and scale the data pipeline across edge, core, and cloud for deep learning deployments and to help customers achieve real business impact with AI.

-

NetApp announced: updates to Trident, its automated provisioner for solving the persistent storage challenge for containers; a new verified architecture for Red Hat OpenShift Container Platform on NetApp HCI; and enhanced flexibility for DevOps on both NetApp Cloud Volumes for Google Cloud Platform and NetApp Cloud Volumes for AWS.

-	NetApp OnCommand™ System Manager 9.4 is now bundled with NetApp ONTAP 9.4 features improvements that simplify day-to-day operations.
-

NetApp announced the acquisition of StackPointCloud, a leader in multicloud Kubernetes as a service and a contributor to the Kubernetes project. The combination of StackPointCloud with NetApp creates NetApp Kubernetes Service, the industry's first complete Kubernetes platform for multicloud deployments and a complete cloud-based stack for Azure, Google Cloud, AWS, and NetApp HCI.

NetApp Expands Strategic Partnerships

-

NetApp announced that it has partnered with DreamWorks to develop and oversee the studio’s customized Data Fabric approach, designed to enable expanded capabilities and future growth for the Glendale-based leader in family entertainment.

-

NetApp announced a partnership with WuXi NextCODE, the world’s leading genomic data platform and analysis company, working to improve health for people around the globe. WuXi NextCODE will use NetApp Cloud Volumes for simplified deployment and optimized management of data-driven applications.

-	Lenovo and NetApp announced a global, multifaceted partnership to bring innovative technology and a simplified experience to help customers modernize IT and accelerate their digital transformation.

NetApp Strengthens Leadership Team

-	NetApp announced the appointment of Atish Gude as the chief strategy officer (CSO), reporting to CEO George Kurian.
-	NetApp announced the appointment of Debra McCowan as senior vice president and chief human resources officer (CHRO), reporting to CEO George Kurian.

Webcast and Conference Call Information

NetApp will host a conference call to discuss these results today at 2:30 p.m. Pacific Time. To access the live webcast of this event, visit the NetApp Investor Relations website at investors.netapp.com. In addition, this press release, historical supplemental data tables, and other information related to the call will be posted on the Investor Relations website. An audio replay will also be available on the website after 4:30 p.m. Pacific Time today.

About NetApp

NetApp is the data authority for hybrid cloud. We provide a full range of hybrid cloud data services that simplify management of applications and data across cloud and on-premises environments to accelerate digital transformation. Together with our partners, we empower global organizations to unleash the full potential of their data to expand customer touchpoints, foster greater innovation, and optimize their operations. For more information, visit www.netapp.com. #DataDriven

“Safe Harbor” Statement Under U.S. Private Securities Litigation Reform Act of 1995

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements include, but are not limited to, all of the statements made under the Third Quarter Fiscal Year 2019 Financial Outlook section, statements about our ability to gain share, expand our available market, set the industry agenda as well as statements about the differentiation of our technology, strength of our business model, customers’ growing commitment to NetApp and value of our Data Fabric strategy. All of these forward-looking statements involve risk and uncertainty. Actual results may differ materially from these statements for a variety of reasons, including, without limitation, general global political, macroeconomic and market conditions, changes in U.S. government spending, revenue seasonality and matters specific to our business, such as our ability to expand our total available market and grow our portfolio of products, customer demand for and acceptance of our products and services, our ability to successfully execute new business models, our ability to successfully execute on our Data Fabric strategy to generate profitable growth and stockholder return and our ability to manage our gross profit margins. These and other equally important factors are described in reports and documents we file from time to time with the Securities and Exchange Commission, including the factors described under the section titled “Risk Factors” in our most recently submitted reports on 10-Q and 10-K. We disclaim any obligation to update information contained in this press release whether as a result of new information, future events, or otherwise.

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NetApp and the NetApp logo and the marks listed at http://www.netapp.com/TM are trademarks of NetApp, Inc. Other company and product names may be trademarks of their respective owners.

Footnotes

1Non-GAAP net income excludes, when applicable, (a) amortization of intangible assets, (b) stock-based compensation expenses, (c) litigation settlements, (d) acquisition-related expenses, (e) restructuring charges, (f) asset impairments, (g) gains/losses on the sale of properties, and (h) our GAAP tax provision, but includes a non-GAAP tax provision based upon our projected annual non-GAAP effective tax rate for the first three quarters of the fiscal year and an actual non-GAAP tax provision for the fourth quarter of the fiscal year. NetApp makes additional adjustments to the non-GAAP tax provision for certain tax matters as described below. A detailed reconciliation of our non-GAAP to GAAP results can be found at http://investors.netapp.com. NetApp’s management uses these non-GAAP measures in making operating decisions because it believes the measurements provide meaningful supplemental information regarding NetApp’s ongoing operational performance.

2GAAP earnings per share and non-GAAP earnings per share are calculated using the diluted number of shares.

NetApp Usage of Non-GAAP Financial Information

To supplement NetApp’s condensed consolidated financial statement information presented in accordance with generally accepted accounting principles in the United States (GAAP), NetApp provides investors with certain non-GAAP measures, including, but not limited to, historical non-GAAP operating results, non-GAAP net income, non-GAAP effective tax rate and free cash flow, and historical and projected non-GAAP earnings per diluted share.

NetApp believes that the presentation of non-GAAP net income, non-GAAP effective tax rates, and non-GAAP earnings per share data, when shown in conjunction with the corresponding GAAP measures, provides useful information to investors and management regarding financial and business trends relating to its financial condition and results of operations. NetApp believes that the presentation of free cash flow, which it defines as the net cash provided by operating activities less cash used to acquire property and equipment, to be a liquidity measure that provides useful information to management and investors because it reflects cash that can be used to, among other things, invest in its business, make strategic acquisitions, repurchase common stock, and pay dividends on its common stock. As free cash flow is not a measure of liquidity calculated in accordance with GAAP, free cash flow should be considered in addition to, but not as a substitute for, the analysis provided in the statement of cash flows.

NetApp’s management uses these non-GAAP measures in making operating decisions because it believes the measurements provide meaningful supplemental information regarding NetApp’s ongoing operational performance. These non-GAAP financial measures are used to: (1) measure company performance against historical results, (2) facilitate comparisons to our competitors’ operating results and (3) allow greater transparency with respect to information used by management in financial and operational decision making.

NetApp excludes the following items from its non-GAAP measures when applicable:

A. Amortization of intangible assets. NetApp records amortization of intangible assets that were acquired in connection with its business combinations. The amortization of intangible assets varies depending on the level of acquisition activity. Management finds it useful to exclude these charges to assess the appropriate level of various operating expenses to assist in budgeting, planning and forecasting future periods and in measuring operational performance.

B. Stock-based compensation expenses. NetApp excludes stock-based compensation expenses from its non-GAAP measures primarily because they are non-cash expenses. While management views stock-based compensation as a key element of our employee retention and long-term incentives, we do not view it as an expense to be used in evaluating operational performance in any given period.

C. Litigation settlements. NetApp may periodically incur charges or benefits related to litigation settlements. NetApp excludes these charges and benefits, when significant, because it does not believe they are reflective of ongoing business and operating results.

D. Acquisition-related expenses. NetApp excludes acquisition-related expenses, including (a) due diligence, legal and other one-time integration charges and (b) write down of assets acquired that NetApp does not intend to use in its ongoing business, from its non-GAAP measures, primarily because they are not related to our ongoing business or cost base and, therefore, cannot be relied upon for future planning and forecasting.

E. Restructuring charges. These charges consist of restructuring charges that are incurred based on the particular facts and circumstances of restructuring decisions, including employment and contractual settlement terms, and other related charges, and can vary in size and frequency. We therefore exclude them in our assessment of operational performance.

F. Asset impairments. These are non-cash charges to write down assets when there is an indication that the asset has become impaired. Management finds it useful to exclude these non-cash charges due to the unpredictability of these events in its assessment of operational performance.

G. Gains/losses on the sale of properties. These are gains/losses from the sale of our properties. Management believes that these transactions do not reflect the results of our underlying, on-going business and, therefore, cannot be relied upon for future planning or forecasting.

H. Income tax adjustments. NetApp’s non-GAAP tax provision is based upon a projected annual non-GAAP effective tax rate for the first three quarters of the fiscal year and an actual non-GAAP tax provision for the fourth quarter of the fiscal year. The non-GAAP tax provision also excludes, when applicable, (a) tax charges or benefits in the current period that relate to one or more prior fiscal periods that are a result of events such as changes in tax legislation, authoritative guidance, income tax audit settlements and/or court decisions, (b) tax charges or benefits that are attributable to unusual or non-recurring book and/or tax accounting method changes, (c) tax charges that are a result of a non-routine foreign cash repatriation, (d) tax charges or benefits that are a result of infrequent restructuring of the Company’s tax structure, (e) tax charges or benefits that are a result of a change in valuation allowance, and (f) tax charges resulting from the integration of intellectual properties from acquisitions. Management believes that the use of non-GAAP tax provisions provides a more meaningful measure of the Company’s operational performance.

These non-GAAP measures are not in accordance with, or an alternative for, measures prepared in accordance with GAAP, and may be different from non-GAAP measures used by other companies. In addition, these non-GAAP measures are not based on any comprehensive set of accounting rules or principles. NetApp believes that non-GAAP measures have limitations in that they do not reflect all of the amounts associated with the Company’s results of operations as determined in accordance with GAAP and that these measures should only be used to evaluate the Company’s results of operations in conjunction with the corresponding GAAP measures. NetApp management compensates for these limitations by analyzing current and projected results on a GAAP basis as well as a non-GAAP basis. The presentation of non-GAAP financial information is not meant to be considered in isolation or as a substitute for the directly comparable financial measures prepared in accordance with generally accepted accounting principles in the United States. The non-GAAP financial measures are meant to supplement, and be viewed in conjunction with, GAAP financial measures.

NETAPP, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In millions)

(Unaudited)

	October 26, 2018	April 27, 2018

ASSETS

Current assets:
Cash, cash equivalents and investments	$4,299	$5,391
Accounts receivable	765	1,047
Inventories	86	122
Other current assets	321	392
Total current assets	5,471	6,952

Property and equipment, net	770	756
Goodwill and purchased intangible assets, net	1,811	1,833
Other non-current assets	499	450
Total assets	$8,551	$9,991

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Accounts payable	$472	$609
Accrued expenses	652	825
Commercial paper notes	249	385
Current portion of long-term debt	399	—
Short-term deferred revenue and financed unearned services revenue	1,538	1,712
Total current liabilities	3,310	3,531
Long-term debt	1,144	1,541
Other long-term liabilities	899	992
Long-term deferred revenue and financed unearned services revenue	1,668	1,651
Total liabilities	7,021	7,715

Stockholders' equity	1,530	2,276
Total liabilities and stockholders' equity	$8,551	$9,991

NETAPP, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In millions, except per share amounts)

(Unaudited)

	Three Months Ended		Six Months Ended
	October 26, 2018	October 27, 2017	October 26, 2018	October 27, 2017

Revenues:
Product	$913	$819	$1,788	$1,546
Software maintenance	236	224	465	447
Hardware maintenance and other services	368	372	738	743
Net revenues	1,517	1,415	2,991	2,736

Cost of revenues:
Cost of product	428	397	826	773
Cost of software maintenance	8	6	15	13
Cost of hardware maintenance and other services	107	112	213	226
Total cost of revenues	543	515	1,054	1,012
Gross profit	974	900	1,937	1,724

Operating expenses:
Sales and marketing	408	421	817	844
Research and development	211	194	419	387
General and administrative	69	69	142	137
Restructuring charges	—	—	19	—
Total operating expenses	688	684	1,397	1,368

Income from operations	286	216	540	356

Other income, net	7	6	25	11

Income before income taxes	293	222	565	367

Provision for income taxes	52	48	41	62

Net income	$241	$174	$524	$305

Net income per share:
Basic	$0.93	$0.65	$2.02	$1.13

Diluted	$0.91	$0.63	$1.96	$1.10

Shares used in net income per share calculations:
Basic	258	269	260	270

Diluted	264	275	267	277

Cash dividends declared per share	$0.40	$0.20	$0.80	$0.40

NETAPP, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In millions)

(Unaudited)

	Three Months Ended		Six Months Ended
	October 26, 2018	October 27, 2017	October 26, 2018	October 27, 2017
Cash flows from operating activities:
Net income	$241	$174	$524	$305
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	49	51	98	102
Stock-based compensation	38	39	78	87
Deferred income taxes	1	40	(25)	40
Other items, net	3	(10)	11	(5)
Changes in assets and liabilities, net of acquisitions of businesses:
Accounts receivable	(154)	(80)	269	146
Inventories	11	34	36	58
Accounts payable	50	92	(127)	34
Accrued expenses	59	67	(162)	(68)
Deferred revenue and financed unearned services revenue	(42)	(61)	(129)	(163)
Long-term taxes payable	(68)	2	(63)	2
Changes in other operating assets and liabilities, net	(23)	(34)	(19)	26
Net cash provided by operating activities	165	314	491	564
Cash flows from investing activities:
Redemptions of investments, net	241	(64)	489	48
Purchases of property and equipment	(43)	(29)	(107)	(65)
Acquisitions of businesses, net of cash acquired	(3)	(51)	(3)	(75)
Other investing activities, net	—	(1)	2	—
Net cash provided by (used in) investing activities	195	(145)	381	(92)
Cash flows from financing activities:
Proceeds from issuance of common stock under employee stock award plans	2	9	65	57
Payments for taxes related to net share settlement of stock awards	(5)	(3)	(89)	(60)
Repurchase of common stock	(561)	(150)	(1,061)	(300)
Proceeds from (repayments of) commercial paper notes, net	50	(176)	(135)	218
Issuance of long-term debt, net	—	795	—	795
Dividends paid	(102)	(54)	(207)	(108)
Other financing activities, net	(1)	(1)	(2)	(1)
Net cash provided by (used in) financing activities	(617)	420	(1,429)	601

Effect of exchange rate changes on cash, cash equivalents and restricted cash	(11)	(6)	(25)	13

Net increase (decrease) in cash, cash equivalents and restricted cash	(268)	583	(582)	1,086
Cash, cash equivalents and restricted cash:
Beginning of period	2,633	2,953	2,947	2,450
End of period	$2,365	$3,536	$2,365	$3,536

SELECTED CONDENSED CONSOLIDATED BALANCE SHEET LINE ITEMS

(In millions)

(Unaudited)

	As of April 27, 2018

	As Previously Reported	Impact of ASC 606 Adoption	As Adjusted
ASSETS
Accounts receivable	$1,009	$38	$1,047
Inventories	126	(4)	122
Other current assets	330	62	392
Other non-current assets	420	30	450

LIABILITIES AND STOCKHOLDERS' EQUITY
Short-term deferred revenue and financed unearned services revenue	$1,804	$(92)	$1,712
Other long-term liabilities	961	31	992
Long-term deferred revenue and financed unearned services revenue	1,673	(22)	1,651
Total stockholders' equity	2,067	209	2,276

NETAPP, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In millions, except per share amounts)
(Unaudited)

	Three Months Ended			Six Months Ended
	October 27, 2017			October 27, 2017
	As Previously Reported	Impact of ASC 606 Adoption	As Adjusted	As Previously Reported	Impact of ASC 606 Adoption	As Adjusted

Revenues:
Product	$807	$12	$819	$1,530	$16	$1,546
Software maintenance	240	(16)	224	474	(27)	447
Hardware maintenance and other services	375	(3)	372	743	—	743
Net revenues	1,422	(7)	1,415	2,747	(11)	2,736

Cost of revenues:
Cost of product	399	(2)	397	770	3	773
Cost of software maintenance	6	—	6	13	—	13
Cost of hardware maintenance and other services	115	(3)	112	228	(2)	226
Total cost of revenues	520	(5)	515	1,011	1	1,012
Gross profit	902	(2)	900	1,736	(12)	1,724

Operating expenses:
Sales and marketing	420	1	421	845	(1)	844
Research and development	194	—	194	387	—	387
General and administrative	69	—	69	137	—	137
Total operating expenses	683	1	684	1,369	(1)	1,368

Income from operations	219	(3)	216	367	(11)	356

Other income, net	6	—	6	11	—	11

Income before income taxes	225	(3)	222	378	(11)	367

Provision for income taxes	50	(2)	48	67	(5)	62

Net income	$175	$(1)	$174	$311	$(6)	$305

Net income per share:
Basic	$0.65	$—	$0.65	$1.15	$(0.02)	$1.13

Diluted	$0.64	$(0.01)	$0.63	$1.12	$(0.02)	$1.10

Shares used in net income per share calculations:
Basic	269	269	269	270	270	270

Diluted	275	275	275	277	277	277

NETAPP, INC.
SUPPLEMENTAL DATA
(In millions except net income per share, percentages, DSO, DIO, DPO, CCC and Inventory Turns)
(Unaudited)

	Q2 FY'19	Q1 FY'19	Q2 FY'18

Revenues
Product	$913	$875	$819
Strategic	$649	$612	$566
Mature	$264	$263	$253
Software Maintenance	$236	$229	$224
Hardware Maintenance and Other Services	$368	$370	$372
Hardware Maintenance Support Contracts	$303	$303	$306
Professional and Other Services	$65	$67	$66
Net Revenues	$1,517	$1,474	$1,415

Geographic Mix
	% of Q2 FY'19 Revenue	% of Q1 FY'19 Revenue	% of Q2 FY'18 Revenue
Americas	57%	57%	56%
Americas Commercial	44%	46%	40%
U.S. Public Sector	14%	11%	16%
EMEA	28%	29%	30%
Asia Pacific	15%	14%	14%

Pathways Mix
	% of Q2 FY'19 Revenue	% of Q1 FY'19 Revenue	% of Q2 FY'18 Revenue
Direct	23%	29%	22%
Indirect	77%	71%	78%

Non-GAAP Gross Margins
	Q2 FY'19	Q1 FY'19	Q2 FY'18
Non-GAAP Gross Margin	64.9%	66.2%	64.5%
Product	54.1%	55.7%	52.7%
Software Maintenance	96.6%	96.9%	97.3%
Hardware Maintenance and Other Services	71.5%	72.2%	70.4%

Non-GAAP Income from Operations, Income before Income Taxes & Effective Tax Rate
	Q2 FY'19	Q1 FY'19	Q2 FY'18
Non-GAAP Income from Operations	$336	$326	$269
% of Net Revenues	22.1%	22.1%	19.0%
Non-GAAP Income before Income Taxes	$343	$344	$275
Non-GAAP Effective Tax Rate	18.5%	18.3%	19.6%

Non-GAAP Net Income
	Q2 FY'19	Q1 FY'19	Q2 FY'18
Non-GAAP Net Income	$280	$281	$221
Non-GAAP Weighted Average Common Shares Outstanding, Diluted	264	269	275
Non-GAAP Income per Share, Diluted	$1.06	$1.04	$0.80

Select Balance Sheet Items
	Q2 FY'19	Q1 FY'19	Q2 FY'18
Deferred Revenue and Financed Unearned Services Revenue	$3,206	$3,260	$3,059
DSO (days)	46	38	39
DIO (days)	14	17	18
DPO (days)	79	76	67
CCC (days)	(19)	(20)	(10)
Inventory Turns	25	21	21

Days sales outstanding (DSO) is defined as accounts receivable divided by net revenues, multiplied by the number of days in the quarter.
Days inventory outstanding (DIO) is defined as net inventories divided by cost of revenues, multiplied by the number of days in the quarter.
Days payables outstanding (DPO) is defined as accounts payable divided by cost of revenues, multiplied by the number of days in the quarter.
Cash conversion cycle (CCC) is defined as DSO plus DIO minus DPO.
Inventory turns is defined as annualized cost of revenues divided by net inventories.

Select Cash Flow Statement Items
	Q2 FY'19	Q1 FY'19	Q2 FY'18
Net Cash Provided by Operating Activities	$165	$326	$314
Purchases of Property and Equipment	$43	$64	$29
Free Cash Flow	$122	$262	$285
Free Cash Flow as a % of Net Revenues	8.0%	17.8%	20.1%

Free cash flow is a non-GAAP measure and is defined as net cash provided by operating activities less purchases of property and equipment.

Some items may not add or recalculate due to rounding.

NETAPP, INC.
RECONCILIATION OF NON-GAAP TO GAAP
INCOME STATEMENT INFORMATION
(In millions, except net income per share amounts)

	Q2'FY19	Q1'FY19	Q2'FY18

NET INCOME	$241	$283	$174
Adjustments:
Amortization of intangible assets	12	13	14
Stock-based compensation	38	40	39
Restructuring charges	—	19	—
Income tax effects	(11)	(40)	(6)
Income tax benefit of ASC 606 adoption	—	(34)	—
NON-GAAP NET INCOME	$280	$281	$221

COST OF REVENUES	$543	$511	$515
Adjustments:
Amortization of intangible assets	(9)	(9)	(9)
Stock-based compensation	(2)	(4)	(3)
NON-GAAP COST OF REVENUES	$532	$498	$503

COST OF PRODUCT REVENUES	$428	$398	$397
Adjustments:
Amortization of intangible assets	(9)	(9)	(9)
Stock-based compensation	—	(1)	(1)
NON-GAAP COST OF PRODUCT REVENUES	$419	$388	$387

COST OF HARDWARE MAINTENANCE AND OTHER SERVICES REVENUES	$107	$106	$112
Adjustment:
Stock-based compensation	(2)	(3)	(2)
NON-GAAP COST OF HARDWARE MAINTENANCE AND OTHER SERVICES REVENUES	$105	$103	$110

GROSS PROFIT	$974	$963	$900
Adjustments:
Amortization of intangible assets	9	9	9
Stock-based compensation	2	4	3
NON-GAAP GROSS PROFIT	$985	$976	$912

NETAPP, INC.
RECONCILIATION OF NON-GAAP TO GAAP
INCOME STATEMENT INFORMATION
(In millions, except net income per share amounts)

	Q2'FY19	Q1'FY19	Q2'FY18

SALES AND MARKETING EXPENSES	$408	$409	$421
Adjustments:
Amortization of intangible assets	(3)	(4)	(5)
Stock-based compensation	(16)	(17)	(16)
NON-GAAP SALES AND MARKETING EXPENSES	$389	$388	$400

RESEARCH AND DEVELOPMENT EXPENSES	$211	$208	$194
Adjustment:
Stock-based compensation	(12)	(12)	(12)
NON-GAAP RESEARCH AND DEVELOPMENT EXPENSES	$199	$196	$182

GENERAL AND ADMINISTRATIVE EXPENSES	$69	$73	$69
Adjustment:
Stock-based compensation	(8)	(7)	(8)
NON-GAAP GENERAL AND ADMINISTRATIVE EXPENSES	$61	$66	$61

RESTRUCTURING CHARGES	$—	$19	$—
Adjustment:
Restructuring charges	—	(19)	—
NON-GAAP RESTRUCTURING CHARGES	$—	$—	$—

OPERATING EXPENSES	$688	$709	$684
Adjustments:
Amortization of intangible assets	(3)	(4)	(5)
Stock-based compensation	(36)	(36)	(36)
Restructuring charges	—	(19)	—
NON-GAAP OPERATING EXPENSES	$649	$650	$643

NETAPP, INC.
RECONCILIATION OF NON-GAAP TO GAAP
INCOME STATEMENT INFORMATION
(In millions, except net income per share amounts)

	Q2'FY19	Q1'FY19	Q2'FY18

INCOME FROM OPERATIONS	$286	$254	$216
Adjustments:
Amortization of intangible assets	12	13	14
Stock-based compensation	38	40	39
Restructuring charges	—	19	—
NON-GAAP INCOME FROM OPERATIONS	$336	$326	$269

INCOME BEFORE INCOME TAXES	$293	$272	$222
Adjustments:
Amortization of intangible assets	12	13	14
Stock-based compensation	38	40	39
Restructuring charges	—	19	—
NON-GAAP INCOME BEFORE INCOME TAXES	$343	$344	$275

PROVISION (BENEFIT) FOR INCOME TAXES	$52	$(11)	$48
Adjustments:
Income tax effects	11	40	6
Income tax benefit of ASC 606 adoption	—	34	—
NON-GAAP PROVISION FOR INCOME TAXES	$63	$63	$54

NET INCOME PER SHARE	$0.91	$1.05	$0.63
Adjustments:
Amortization of intangible assets	0.05	0.05	0.05
Stock-based compensation	0.14	0.15	0.14
Restructuring charges	—	0.07	—
Income tax effects	(0.04)	(0.15)	(0.02)
Income tax benefit of ASC 606 adoption	—	(0.13)	—
NON-GAAP NET INCOME PER SHARE	$1.06	$1.04	$0.80

RECONCILIATION OF NON-GAAP TO GAAP
GROSS MARGIN
($ in millions)

	Q2'FY19	Q1'FY19	Q2'FY18

Gross margin-GAAP	64.2%	65.3%	63.6%
Cost of revenues adjustments	0.7%	0.9%	0.8%
Gross margin-Non-GAAP	64.9%	66.2%	64.5%

GAAP cost of revenues	$543	$511	$515
Cost of revenues adjustments:
Amortization of intangible assets	(9)	(9)	(9)
Stock-based compensation	(2)	(4)	(3)
Non-GAAP cost of revenues	$532	$498	$503

Net revenues	$1,517	$1,474	$1,415

RECONCILIATION OF NON-GAAP TO GAAP
PRODUCT GROSS MARGIN
($ in millions)

	Q2'FY19	Q1'FY19	Q2'FY18

Product gross margin-GAAP	53.1%	54.5%	51.5%
Cost of product revenues adjustments	1.0%	1.1%	1.2%
Product gross margin-Non-GAAP	54.1%	55.7%	52.7%

GAAP cost of product revenues	$428	$398	$397
Cost of product revenues adjustments:
Amortization of intangible assets	(9)	(9)	(9)
Stock-based compensation	—	(1)	(1)
Non-GAAP cost of product revenues	$419	$388	$387

Product revenues	$913	$875	$819

RECONCILIATION OF NON-GAAP TO GAAP
HARDWARE MAINTENANCE AND OTHER SERVICES GROSS MARGIN
($ in millions)

	Q2'FY19	Q1'FY19	Q2'FY18

Hardware maintenance and other services gross margin-GAAP	70.9%	71.4%	69.9%
Cost of hardware maintenance and other services revenues adjustment	0.5%	0.8%	0.5%
Hardware maintenance and other services gross margin-Non-GAAP	71.5%	72.2%	70.4%

GAAP cost of hardware maintenance and other services revenues	$107	$106	$112
Cost of hardware maintenance and other services revenues adjustment:
Stock-based compensation	(2)	(3)	(2)
Non-GAAP cost of hardware maintenance and other services revenues	$105	$103	$110

Hardware maintenance and other services revenues	$368	$370	$372

RECONCILIATION OF NON-GAAP TO GAAP
EFFECTIVE TAX RATE

	Q2'FY19	Q1'FY19	Q2'FY18

GAAP effective tax rate	17.7%	(4.0)%	21.6%
Adjustments:
Income tax effects	0.8%	9.8%	(2.0)%
Income tax benefit of ASC 606 adoption	—%	12.5%	—%
Non-GAAP effective tax rate	18.5%	18.3%	19.6%

RECONCILIATION OF NET CASH PROVIDED BY OPERATING ACTIVITIES
TO FREE CASH FLOW (NON-GAAP)
(In millions)

	Q2'FY19	Q1'FY19	Q2'FY18
Net cash provided by operating activities	$165	$326	$314
Purchases of property and equipment	(43)	(64)	(29)
Free cash flow	$122	$262	$285

Some items may not add or recalculate due to rounding.

NETAPP, INC.
RECONCILIATION OF NON-GAAP GUIDANCE TO GAAP
EXPRESSED AS EARNINGS PER SHARE
THIRD QUARTER FISCAL 2019

Third Quarter
Fiscal 2019

Non-GAAP Guidance - Net Income Per Share	$1.12 - $1.18

Adjustments of Specific Items to Net Income
Per Share for the Third Quarter Fiscal 2019:
Amortization of intangible assets	(0.05)
Stock-based compensation expense	(0.15)
Income tax effects	0.04
Total Adjustments	(0.16)

GAAP Guidance - Net Income Per Share	$0.96 - $1.02

Press Contact:

Madge Miller

NetApp

1 408 419 5263

madge.miller@netapp.com

Investor Contact:

Kris Newton

NetApp

1 408 822 3312

kris.newton@netapp.com